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                                                               EXHIBIT 10.10(a)



                             CONSENT AND AMENDMENT

         CONSENT AND AMENDMENT, dated as of October 19, 1998 (this "Agreement"), by and among WORLDPORT INTERNATIONAL, INC., a Delaware corporation (the "Company"), WORLDPORT COMMUNICATIONS, INC., a Delaware corporation (the "Parent"), the Lenders (as defined in the Credit Agreement) which are a party hereto (including Bankers Trust Corporation, in its individual capacity) and BANKERS TRUST COMPANY, as Administrative Agent (in such capacity, the "Agent") and Collateral Agent (in such capacity, the "Collateral Agent") and as joint creditor with the other Lenders under the Credit Agreement, each as defined below.

                              W I T N E S S E T H:

         WHEREAS, the Company and the Parent are parties to a Credit Agreement dated as of June 23, 1998 (as in effect, the "Credit Agreement") with the Lenders, the Agent and the Collateral Agent;

         WHEREAS, the Parent and the Existing Dutch Holding Company (as defined below) are parties to the Minority Shareholder Agreement (as defined in the Credit Agreement), pursuant to which the Minority Shareholders originally agreed, subject to the terms and provisions set forth therein, to purchase 20% of the equity of WorldPort Communications (Europe), B.V., a Netherlands corporation (the "Existing Dutch Holding Company");

         WHEREAS, the Existing Dutch Holding Company currently owns all of the issued and outstanding shares (the "Enertel Shares") of EnerTel, N.V., a Netherlands corporation ("Enertel");

         WHEREAS, one of the Minority Shareholders has requested, and has been granted, a release from its obligation to consummate its purchase of 5% of the equity of the Existing Dutch Holding Company;

         WHEREAS, the Minority Shareholders desire that the Minority Shareholder Investment (as defined below) be made in a newly formed holding company to be organized in the Netherlands ("Newco") which, at the time of the Minority Shareholder Investment, shall own the
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Enertel Shares and an intercompany note owed by Enertel to it (the "Enertel
Note") and certain contract rights related to the ownership of the Enertel Shares and, as its sole liabilities two intercompany notes (the "Holding Company Notes") owed to the Company and obligations under the Finance Documents;

         WHEREAS, the remaining Minority Shareholders, the Company, Newco and Enertel desire to execute and deliver the "Shareholders Agreement" (the "Shareholders Agreement") referred to in the Minority Shareholder Agreement, the execution and delivery of which is a condition to the purchase by such other Minority Shareholders of 15% of the equity of Newco (the purchase of such 15%, the "Minority Shareholder Investment");

         WHEREAS, in order to facilitate the Minority Shareholder Investment, the Parent and the Company have requested the Administrative Agent and Lenders to consent to (i) the formation of Newco, (ii) the transfer of the Enertel Shares and Enertel Note to Newco, (iii) an assumption by Newco of the Holding Company Notes owed to the Company, (iv) the execution and delivery by Newco and/or the Company, as applicable, of the documents pledging the Enertel Shares, the Enertel Note and the Holding Company Notes to the Collateral Agent (the transactions referred to in subclauses (i) through (iv), the "Enertel Transfer Transaction"), (v) the making of the Minority Shareholders Investment into Newco rather than the Existing Dutch Holding Company (the "Newco Investment") and (vi) a portion of the proceeds of the Minority Investment being distributed to the Parent, subject to the terms and provisions set forth herein;

         WHEREAS, the transfer of title of the Newco Shares to the Minority Shareholders pursuant to the Minority Shareholder Investment is, as set forth in the Shareholders Agreement and Minority Shareholder Agreement, subject to certain Dutch regulatory requirements (the "Required Regulatory Approvals");

         WHEREAS, pending the receipt of the Required Regulatory Approvals, the funds to be paid by the Minority Shareholders for the Minority Shareholder Investment are to be paid, simultaneously with the execution and delivery of the Shareholders Agreement, pursuant to the escrow arrangement set forth in the Payment and Transfer Agreement by and between the Company, the Minority Shareholders party thereto and the other parties thereto, in the form attached as Exhibit 1 hereto (the "Escrow Agreement"), which funds are to be released to Newco and the Company upon receipt of Required Regulatory Approval pursuant to the terms and conditions set forth in the Escrow Agreement;



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         WHEREAS, the Parent and the Company have requested that the
Administrative Agent and Lenders, in accordance with the terms of the Credit Agreement, consent to the Enertel Transfer Transaction and the Newco Investment, subject to the terms and conditions set forth herein;

         NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree to the following:

         1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

         2.       Consent. Subject to Section 3 of this Agreement:

                  A. The Administrative Agent and the Lenders hereby grant their consent to the Enertel Transfer Transaction subject to the terms and conditions hereof.

                  B. The Administrative Agent and the Lenders hereby grant their consent to the Company's and Newco's execution of the Shareholders Agreement in the form attached hereto as Exhibit 2 (the "Shareholder Agreement") and to the Newco Investment (in accordance with the terms and provisions of the Minority Shareholder Agreement and Shareholder Agreement).

                  C. The Administrative Agent and the Lenders grant their consent to the execution by the Newco of the Loan Agreement with the Minority Shareholders in the form attached hereto as Exhibit 3 (the "Minority Shareholder Loan Agreement").

         3. Conditions Precedent. The foregoing consents under Sections 3(A), 3(B) and 3(C) of this Agreement are subject to satisfaction of the following conditions precedent:

                  A. Execution and delivery by the Existing Dutch Holding Company, the Company and Newco of appropriate Transfers of Contract (the "Transfers of Contract"), in each case in form and substance satisfactory to the Administrative Agent and Collateral Agent in order to consummate the Enertel Transfer Transaction and cause, among other things, the Enertel Shares, the Holding Company Notes and the Enertel Note to be pledged to the Collateral Agent for the benefit of the Lenders;



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                  B.       Execution and delivery by (i) the Company of a
Pledge Agreement (the "New Dutch Pledge Agreement"), in form and substance satisfactory to the Administrative Agent and Collateral Agent, pledging all of the shares of Newco to the Collateral Agent, (ii) the Company of a Pledge of Loan Receivables Agreement, in form and substance satisfactory to the Administrative Agent and Collateral Agent (the "New Company Pledge of Loan Receivables Agreement") and (iii) Newco of a Pledge of Loan Receivables Agreement, in form and substance satisfactory to the Administrative Agent and Collateral Agent (together with the New Company Pledge of Loan Receivables Agreement, collectively the "New Pledge of Receivables Agreements"; the New Dutch Pledge Agreement and the New Pledge of Receivables Agreements, together with the documents described in (A) above, collectively, the "New Finance Documents");

                  C. An opinion of DeBrauw Blackstone Westbroek, Dutch counsel to the Company and Newco and McDermott, Will & Emery, special counsel to the Company in each case covering such matters as may be requested and otherwise in form and substance satisfactory to the Administrative Agent and Collateral Agent.

                  D. Evidence satisfactory to the Collateral Agent that the Holding Company Notes of the Existing Dutch Holding Company shall have been assumed (pursuant to the Transfer of Contract in form and substance satisfactory to the Administrative Agent) by Newco, which note shall have been pledged to the Collateral Agent under the New Finance Documents.

                  E. An executed amendment to the articles of association of Newco (the "Newco Amendment") to permit the transfer of voting rights in its shares, in form and substance satisfactory to the Administrative Agent, shall have been filed with and approved by the Ministry of Justice in the Netherlands and executed and shall be in full force and effect.

                  F. All corporate matters, including the articles and other governance documents, resolutions approving the Enertel Transfer Transaction, shareholders meetings (if any) shall be effective and be in form and substance satisfactory to the Administrative Agent and the Administrative Agent shall have received a copy of the articles of association of Newco, as amended certified as of a recent date by the relevant Dutch civil notary (the "Newco Articles").

                  G. The Administrative Agent shall be reasonably satisfied that Newco and the Company have complied with, and will continue to comply with, all Requirements of Law in connection with their respective execution, delivery and performance of the New Finance



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Documents and the transactions contemplated thereby and the consummation of the
Enertel Transfer Transaction.

                  H. As of the date of the Enertel Transfer Transaction and Newco Investment, (x) no action, suit, litigation, proceeding, investigation, inquiry or dispute by or before any court, Governmental Authority or any arbitrator shall be pending against or affecting (i) Newco or the Enertel Transfer Transaction or the Minority Shareholder Investment or threatened against or affecting, Newco, the Enertel Transfer Transaction or the Minority Shareholder Investment which could reasonably be expected to have a Material Adverse Effect (other than Required Regulatory Approvals relating to the Minority Shareholders Investment) or (ii) the New Finance Documents or any of the transactions contemplated thereby and (y) there shall not have been any Requirement of Law (other than Required Regulatory Approvals relating to the Minority Shareholders Investment) or injunction applicable to the Enertel Transfer Transaction or the New Finance Documents or any of the transactions contemplated thereby which have been enacted, promulgated, entered or enforced by any Governmental Authority, nor shall there be pending any action or proceeding before any such Governmental Authority which is reasonably likely to, in each case, prohibit, restrict, delay or otherwise materially affect the Enertel Transfer Transaction or the Minority Shareholder Investment.

                  I. The Administrative Agent shall have received certified copies of the Shareholders Agreement, with all Exhibits and attachments thereto, all of which are in form and substance satisfactory to the Administrative Agent.

                  J. The Administrative Agent shall have received evidence that all consents and filings necessary for any of the transactions contemplated by the New Finance Documents and their validity and/or enforceability have been obtained or made and are in full force and effect.

                  K. The Administrative Agent shall have received all shares of stock in the Company's shareholding in the collateral pledged under the New Finance Documents and stock transfer forms in respect of the same executed in blank on behalf of such Person, as the case may be (except for the number and class of shares and the name of the transferor) and left undated.

                  L. The representations and warranties of the Company and the Parent set forth in paragraph 5 of this Agreement and those contained in the New Finance Documents shall



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be true and correct on such date both before and after giving effect to the consummation of the Enertel Transfer Transaction.

                  M. All necessary governmental (domestic and foreign), regulatory and third party approvals and/or consents in connection with the Enertel Transfer Transaction and the other transactions contemplated by this Agreement and the New Finance Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains or prevents such transactions or imposes, in the reasonable judgment of the Administrative Agent, materially adverse conditions upon the consummation of such transactions. Any applicable law regulating the Enertel Transfer Transaction shall have been complied with or shall have been reasonably determined by the Administrative Agent to be invalid or inapplicable to the Enertel Transfer Transaction.

                  N. Concurrently with the effectiveness of this Agreement, the Minority Shareholders shall have entered into the Shareholders Agreement and shall have funded the proceeds of the purchase price and the loans contemplated by the Escrow Agreement in respect of the Minority Shareholder Investment to the Notary referred to in the Escrow Agreement to be held in escrow pursuant to the Escrow Agreement.

                  O. The Minority Shareholders, the Company and the New Dutch Holding Company shall have executed and delivered to the Agent the Letter Agreement in the form attached as Exhibit 4 hereto.

                  4. Amendments. Effective on the Effective Date (as herein defined):

                                    A.       The parties hereto agree that,
         simultaneously with the consummation of the Enertel Transfer Transaction, all references in the Credit Agreement (including those incorporated therein pursuant to this Agreement) to the Dutch Holding Company shall mean and refer to Newco, and all references to the Dutch Pledge Agreement and the Pledge of Receivables Agreements shall include (but not be limited to) the New Dutch Pledge Agreements and the New Pledge of Receivables Agreements, respectively, and all references to Finance Documents shall include the New Finance Documents and Transfer of Contracts.



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                                    B.       The following definitions are
         added to Section 1.01 of the Credit Agreement in their appropriate alphabetical order:

                           "Consent and Amendment" means that Consent and
                  Amendment to this Agreement, dated as of October 19, 1998, among the Company, the Parent, the Lenders party thereto, the Administrative Agent and the Collateral Agent.

                           "Escrow Agreement" shall mean the Payment and
                  Transfer Agreement dated October 20, 1998, among the Company, the Minority Shareholders party thereto and the other parties thereto, in the form attached as Exhibit 1 to the Consent and Amendment.

                           "Escrowed Proceeds" shall mean the aggregate
                  proceeds representing the purchase price for the purchase of at least 15% of the equity of the Dutch Holding Company and the Minority Shareholders Loans in an aggregate amount of 27,920,000 Dutch Guilders, in each case which have been deposited with the Notary referred to in the Escrow Agreement.

                           "Minority Shareholder Investment" shall mean the
                  purchase by the Minority Shareholders of equity in the Dutch Holding Company on terms and provisions set forth in the Minority Shareholder Agreement and Shareholders Agreement (except that only an amount equal to 15% of the equity of the Dutch Holding Company is to be so purchased).

                           "Minority Shareholder Loans" shall mean the loans
                  made to the Dutch Holding Company by the Minority Shareholders in accordance with the provisions of the Shareholder Agreement, Minority Shareholder Agreement and Shareholder Loan Agreement.

                           "Shareholder Agreement" means the Shareholders
                  Agreement attached as Exhibit 2 to the Consent and Amendment.

                           "Shareholder Loan Agreement" means the Loan
                  Agreement, dated October 20, 1998, by and between the Company, the Dutch Holding Company and the Minority Shareholders party thereto.



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                           "Substitute Minority Investment" shall have the
                  meaning specified in Section 5.16(c).

                                    C.       Section 5 of the Credit Agreement
         is amended by adding new Sections 5.15 and 5.16 after Section 5.14, which new Sections shall read as follows:

                           Section 5.15 Additional Reporting Requirements. In addition to the requirements of Section 5.12, the Parent and the Company will deliver to the Administrative Agent by Monday of each week, (i) a cash report of the Parent and the Company and each of its operating Subsidiaries (including, without limitation, EnerTel), which report shall detail actual receipts and disbursements of cash of the Parent, the Borrower and each of its operating Subsidiaries (including, without limitation, EnerTel) for the immediately prior week and a budget and forecast for such members of the Group for each of the next four (4) weeks, all prepared in detail satisfactory to the Administrative Agent and (ii) a current aging of payables of the Parent, the Company and each of its operating subsidiaries (including, without limitation, EnerTel), in detail reasonably satisfactory to the Administrative Agent.

                           Section 5.16 Cash Infusions. (a) The Parent and the Company covenant and agree that (i) no later than October 20, 1998, they shall have arranged for, and received (or other members of the Group acceptable to the Administrative Agent shall have received) the cash proceeds of a cash infusion in an aggregate amount of not less than $500,000, and (ii) no later than October 23, 1998, they shall have arranged for, and received (or other members of the Group acceptable to the Administrative Agent shall have received), the cash proceeds of an amount, in addition to that received pursuant to subclause (i) of this Section 5.16(a), of not less than $700,000, in each case in form and, substance and upon terms and conditions, and from Persons, reasonably satisfactory to the Administrative Agreement.

                  (b)      The Parent and the Company covenant and agree that
                  (i) no later than October 23, 1998, they shall have entered into commitments from Persons reasonably acceptable to the Administrative Agent to provide a cash infusion to the Group in an aggregate amount which, when added with the amount of proceeds received pursuant to Section 5.16(a), equal not less than $4,500,000,



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                  provided that the form, substance, terms and provisions
                  thereof shall be reasonably satisfactory to the Administrative Agent and (ii) no later than November 9, 1998, they (or other members of the Group acceptable to the Administrative Agent) shall have received the full amount of the proceeds committed pursuant to the commitments referred to in subclause (i) of this Section 5.16(b) in cash in respect thereof, the form, substance, terms and provisions of such infusion to be reasonably satisfactory to the Administrative Agent.

                  (c) The Parent and the Company covenant and agree that, no later than December 3, 1998, either (i) they shall have received (or other members of the Group reasonably acceptable to the Administrative Agent shall have received) an aggregate amount which, when added to the amount of cash proceeds received pursuant to Sections 5.16(a) and 5.16(b), shall equal not less than $14,500,000, provided that, (A) in the event such proceeds constitute loans, the form, substance, terms and conditions of such loans shall be exactly the same (including the provision of "drag-along" rights in favor of the Administrative Agent and Collateral Agent as provided in the Letter Agreement referred to in Section 3(O) of the Consent and Amendment), as determined by the Administrative Agent, as the terms of the Minority Shareholder Loans, provided that such Person providing such proceeds shall be reasonably acceptable to the Administrative Agent and the Minority Shareholders shall have released the Company, the Dutch Holding Company and Enertel from all obligations under the Minority Shareholder Agreement, the Shareholder Agreement and all other documents and agreements relating to the Minority Shareholder Investment (and the Administrative Agent and Collateral Agent shall thereafter have no obligations to the Minority Shareholders), with the effect that none of the Minority Shareholders will be entitled to purchase any equity in the Dutch Holding Company or Enertel (such transaction referred to in this subclause (i)(A), the "Substitute Minority Investment"), or (B) if such proceeds constitute proceeds of equity issuances, the form, substance, terms and conditions of which shall be reasonably satisfactory to the Administrative Agent or (ii) the Dutch Holding Company and the Company shall have received the aggregate amount of all of the Escrowed Proceeds, which proceeds shall have been contributed simultaneously with the receipt thereof in accordance with the provisions of Section 6.22.



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                  (d)      The Parent and Company covenant and agree that, no
                  later than December 19, 1998 (i) they will have received cash proceeds from issuances of equity by the Parent to Persons reasonably acceptable to the Administrative Agent in an aggregate amount which, when added to the amount of proceeds received pursuant to Sections 5.16(a), 5.16(b) and 5.16(c)(i) (but in any event excluding any amount of Escrowed Proceeds and any amount constituting the proceeds of the Substitute Minority Investment), equals an amount not less than $40,000,000, the form, substance, terms and conditions of which issuances shall be reasonably satisfactory to the Administrative Agent, (ii) they will have received an amount of capital from Persons reasonably acceptable to the Administrative Agent, in addition to that required by subclause (i) of this Section 5.16(d) (but in any event excluding any amount of Escrowed Proceeds and any amount constituting the proceeds of the Substitute Minority Investment), in an amount not less than $20,000,000, the form, substance, terms and conditions of which shall be reasonably satisfactory to the Administrative Agent, and
                  (iii) either (A) the aggregate amount of all of the Escrowed Proceeds shall have been received by the Dutch Holding Company and the Company (which proceeds shall have been contributed simultaneously with the receipt thereof in accordance with the provisions of Section 6.22) or the aggregate amount of the proceeds of the Substitute Minority Investment shall have been made (which proceeds shall have been contributed simultaneously with the receipt thereof in accordance with Section 6.22), or (B) they will have received additional cash proceeds from issuances of equity by the Parent, to Persons reasonably acceptable to the Administrative Agent, in addition to the amounts required by Sections 5.16(d)(i) and 5.16(d)(ii) in an amount not less than $14,500,000, the form, substance, terms and conditions of which shall be reasonably satisfactory to the Administrative Agent.

                                    D.       Section 6.21(b) of the Credit
         Agreement is amended by adding the phrase "the Escrow Agreement, the Shareholder Loan Agreement, the Shareholders Agreement" after the phrase "Finance Document" appearing therein.

                                    E.      The Credit Agreement is amended by
         adding a new Section 6.22 and 6.23 thereto immediately following
         Section 6.21, which new sections shall read as follows:



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                  Section 6.22.     Proceeds of Minority Shareholders
                  Investment:

                           Notwithstanding anything to the contrary set forth
                  in the Credit Agreement or any other Finance Document, (i) the Company agrees that it shall contribute the proceeds received or which it is entitled to in respect of the Minority Shareholder Investment (including the Escrowed Proceeds) promptly upon release of the Escrowed Proceeds to the Dutch Holding Company, and cause the Dutch Holding Company to promptly contribute such proceeds to Enertel, and shall cause the Dutch Holding Company to promptly contribute the proceeds which the Dutch Holding Company receives or is entitled to receive in respect of the Minority Shareholder Loans, or the proceeds of the Substitute Minority Investment, as the case may be, to EnerTel and (ii) the Parent and the Company agree that they will not, and will ensure that none of their Subsidiaries will, distribute or disburse (whether by dividend, advance, loan, contribution or otherwise) any of the proceeds received in respect of the Minority Shareholder Investment (including the Minority Shareholder Loans) or the proceeds of the Substitute Minority Investment to the Parent or any of its Subsidiaries, provided that (A) the Company and the Dutch Holding Company may make the distributions contemplated by subclause (i) of this Section 6.22, (B) the proceeds of the Minority Shareholder Loans and the proceeds of the Substitute Minority Investment, as the case may be, may be distributed to Enertel and (C) provided no Default or Event of Default has occurred and is continuing or would result therefrom, an aggregate amount not in excess of 35% of the amounts received pursuant to Section 5.16(c) may be distributed to the Parent. Notwithstanding the foregoing, the proceeds received from the infusions pursuant to Sections 5.16(a) and 5.16(b) may be retained by the Parent or distributed to the Parent.

                           Section 6.23. Escrowed Proceeds. In addition to the terms and provisions of Section 6.5, the Parent and Company will not, and will not permit any of their Subsidiaries to create, incur, assume or suffer to exist any Lien upon or with respect to the Escrowed Proceeds, the account in which such Escrowed Proceeds are held or otherwise on any of their rights to the Escrowed Proceeds.



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                                    F.      Section 7.1(b) of the Credit
         Agreement is amended by deleting the phrase "2.15, 5.13(a), 5.15 or
         Article VI" therefrom and substituting the phrase "2.15, 5.12(a), 5.14, 5.15, 5.16 or Article VI" therefor.

                                    G.      Section 7.1 of the Credit Agreement
         is hereby amended by adding new Sections 7.1(p), 7.1(q) and 7.1(r) immediately following Section 7.1(o) which shall read as follows:

                           "(p)     Release of Escrowed Proceeds; Regulatory
                  Approval Requirements.

                  (i) If any Required Governmental Approval (as defined in the Consent and Amendment) by the Dutch Government required for the consummation of the Minority Shareholder Investment for a purchase of equity in the Dutch Holding Company contemplated by the Shareholders Agreement is denied by the applicable Dutch Governmental Authority or if the applicable Dutch Governmental Authority indicates its intention to deny such Governmental Approval; or

                  (ii) If all applications and filings necessary for the approval of the applicable Dutch Governmental Authorities required under Dutch law for the purchase by the Minority Shareholders of 15% of the equity in the Dutch Holding Company as contemplated by the Shareholders Agreement are not made by October 23, 1998; or

                  (iii) If all Governmental Approvals by the Dutch Government required for the consummation of the Minority Shareholder Investment are not received by, and applicable licenses (if any) in connection with such purchase are not obtained by, in each case, December 19, 1998.

                           7.1(q)   Action on Minority Shareholder Pledge. If
                  for any reason any of the Minority Shareholders exercises any of their respective rights or remedies in respect of any of the shares of



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

                  EnerTel which have been pledged to the Minority Shareholders in connection with the Shareholder Loans.

                           7.1(r)   Minority Shareholder Investment. If for any
                  reason the Minority Shareholder Investment is rescinded.

                  5. The Company and the Parent hereby represent and warrant that (i) that neither the Company, the Parent nor any of their Subsidiaries have created, incurred, assumed or have suffered to exist any Lien upon or with respect to the Escrowed Proceeds, the account in which such Escrowed Proceeds are held or otherwise on any of their rights to the Escrowed Proceeds and (ii) the representations and warranties set forth in Sections 4.1(a), (b), (c), (d), (e), (f), (r), (x) and (aa) of the Credit Agreement (after giving effect to the provisions hereof) shall be true and correct in all material respects as of the date of the Enertel Transfer Transaction and Newco Investment as if made on such date .

                  6. Applicable Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  7. No Novation. This Agreement shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or any Note or discharge or release the Lien or priority of any security agreement, any pledge agreement or any other security therefor or discharge any obligation under any guaranty. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Credit Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Agreement, the Credit Agreement, or any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Company, the Parent or any Guarantor under the Credit Agreement or any Pledgor or Grantor under any Security Document from any of its obligations and liabilities as a "Company", "Parent", "Guarantor", "Pledgor" or "Grantor" under the Credit Agreement or the Security Documents or any other Finance Document. Whenever the term "Credit Agreement" is used in any of the Finance Documents it shall mean and refer to the Credit Agreement as modified pursuant hereto. Each of the Credit Agreement and the other Finance Documents shall remain in full force and effect, except as expressly modified hereby.



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

                  8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

                  9. Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  10. Effectiveness. This Agreement shall become effective as of the date (the "Effective Date") when copies hereof which, when taken together, bear the signatures of each of the Company, the Parent, the Administrative Agent, the Collateral Agent, the Majority Lenders and the other Loan Parties which are a party hereto have been received by the Administrative Agent.

                  11. Payment of Expenses. In furtherance of the provisions of Section 9.1 of the Credit Agreement, the Parent and Company shall jointly and severally, whether or not the transactions hereby contemplated are consummated, upon demand of the Administrative Agent pay all reasonable out-of-pocket costs (including legal fees), charges and expenses of the Administrative Agent and Collateral Agent in connection with the negotiation, preparation, execution and delivery of this Agreement (including, without limitation, all such out-of-pocket costs (including legal fees), charges and expenses in connection with matters relating to the Minority Shareholder Investment, the EnerTel Transaction and the formation of Newco) and the documents and instruments referred to herein, and otherwise reviewed in connection herewith and therewith.



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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date and year first above written.

                                 WORLDPORT INTERNATIONAL, INC.

                                 by



                                     ------------------------------------------
                                     Name:
                                     Title:

                                 WORLDPORT COMMUNICATIONS, INC.

                                 by



                                     ------------------------------------------
                                     Name:
                                     Title:

                                 BANKERS TRUST COMPANY

                                 as Administrative Agent and Collateral Agent

                                 by



                                     ------------------------------------------
                                     Name:
                                     Title:

                                 BANKERS TRUST CORPORATION

                                 as Lender

                                 by



                                     ------------------------------------------
                                     Name:
                                     Title:

                                 DREYFUS PREMIER LIMITED TERM HIGH
                                 INCOME FUND

                                 by



                                     ------------------------------------------
                                     Name:
                                     Title: